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EX-99.h.2.v

AMENDMENT NO. 5
TO
AMENDED AND RESTATED FUND ACCOUNTING AND FINANCIAL
ADMINISTRATION SERVICES AGREEMENT
(Tailored Shareholder Reports)

THIS AMENDMENT (“Amendment”) is an amendment to that certain Amended and Restated Fund Accounting and Financial Administration Services Agreement dated as of January 1, 2014 (as amended, restated, supplemented, or otherwise modified) by and between each investment company listed on Schedule A attached thereto (referred to herein, individually, as a “Fund” and collectively, the “Funds”) and The Bank of New York Mellon (referred to herein as “BNY Mellon”).

The date of this Amendment is May 15, 2024, but for clarity the terms of Section 1 and Section 2 of this Amendment are not effective until May 31, 2024.

BACKGROUND:

A.	The Funds and BNY Mellon are parties to an Amended and Restated Fund Accounting and Financial Administration Services Agreement dated as of January 1, 2014 (the “Agreement”), as amended by Amendment No. 1 dated July 1, 2017, Amendment No. 2 dated October 11, 2021, Amendment No. 3 dated December 31, 2021, and Amendment No. 4 dated January 31, 2022, relating to BNY Mellon’s provision of fund accounting, financial administration, and related services described in the Agreement.
B.	The parties desire to amend the Agreement as set forth herein.
C.	This Background section is incorporated by reference into and made part of this Amendment.

TERMS:

In consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each party, and intending to be legally bound, the parties agree as follows:

1.	The description of services currently set forth in Schedule B, Section C(1) of the Agreement relating to BNY Mellon’s preparation of annual and semi-annual shareholder reports is hereby deleted from the Agreement, the typesetting services that are currently applicable to BNY Mellon’s preparation of annual and semi-annual shareholder reports will no longer be applicable to BNY Mellon’s preparation of annual and semi-annual shareholder reports, and the following terms regarding BNY Mellon’s preparation of annual and semi-annual shareholder reports are hereby added to the Agreement:
a.	BNY Mellon will prepare a Fund’s respective class level annual and semi-annual shareholder reports with respect to a Fund registered on Form N-1A for shareholder delivery, inclusion in Form N-CSR and webhosting.
▪	The foregoing preparation of annual and semi-annual shareholder reports requires typesetting services, and the following terms apply to the typesetting services applicable to BNY Mellon’s preparation of the aforementioned annual and semi-annual shareholder reports:
•	BNY Mellon will create financial compositions for the applicable financial report and related EDGAR files.
•	BNY Mellon will maintain country codes, industry class codes, security class codes, and state codes.
•	BNY Mellon will create components that will specify the proper grouping and sorting for display of portfolio information.
•	BNY Mellon will create components that will specify the proper calculation and display of financial data required for each applicable

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financial report (except for identified manual entries, which BNY Mellon will enter).

•	BNY Mellon will process, convert, and load security and general ledger data.
•	BNY Mellon will perform document publishing, including the output of print-ready PDF files and EDGAR html files (such EDGAR html files will be limited to one per the applicable financial report and unless mutually agreed to in writing between BNY Mellon and the Fund, BNY Mellon will use the same layout for production data for every successive reporting period).
•	BNY Mellon will generate financial reports (using the capabilities of a financial printer or other vendor) which include the following:
o	identifying information at the beginning of the shareholder report;
o	class expense example;
o	Management Discussion of Fund Performance (semi-annual shareholder report at the Fund’s option);
o	key Portfolio statistics including total advisory fees paid by the Portfolio, portfolio turnover rate, net assets, and number of holdings;
o	graphical representation of holdings;
o	material Portfolio changes (if applicable) (semi-annual shareholder report at the Fund’s option);
o	changes in and disagreements with accountants in summary form (if applicable);
o	statement regarding the availability of certain additional information; and
o	additional Portfolio information as mutually agreed in writing between BNY Mellon and the Fund.
•	BNY Mellon will include tagging in the financial report such that the financial report provides for the financial report to be read out loud in logical order, graphics to be described out loud (or skipped over), and tables to be logically read out loud in conformance with Web Content Accessibility Guidelines 2.1 AA (or such other guidelines agreed between BNY Mellon and the Fund from time to time). BNY Mellon will utilize a financial printer or other vendor to perform the foregoing activity, and while BNY Mellon will use reasonable care to select the financial printer or other vendor, BNY Mellon’s liability with respect to the foregoing activity will be limited to the liability of such financial printer or other vendor to BNY Mellon with respect to such activity.
•	Unless mutually agreed in writing between BNY Mellon and the Fund, BNY Mellon will use the same layout and format for every successive reporting period for the typeset reports. At the request of the Fund and upon the mutual written agreement of BNY Mellon and the Fund as to the scope of any changes and additional compensation of BNY Mellon, BNY Mellon will, or will cause the financial printer or other applicable vendor to, change the format or layout of reports from time to time.
b.	BNY Mellon will prepare a Fund’s annual and semi-annual shareholder reports with respect to a Fund not registered on Form N-1A for shareholder delivery and inclusion in Form N-CSR.
▪	The foregoing preparation of annual and semi-annual shareholder reports requires typesetting services, and the following terms apply to the typesetting services applicable to BNY Mellon’s preparation of the aforementioned annual and semi-annual shareholder reports:
•	BNY Mellon will create financial compositions for the applicable financial report and related EDGAR files.

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•	BNY Mellon will maintain country codes, industry class codes, security class codes, and state codes.
•	BNY Mellon will map individual general ledger accounts into master accounts to be displayed in the applicable financial reports.
•	BNY Mellon will create components that will specify the proper grouping and sorting for display of portfolio information.
•	BNY Mellon will create components that will specify the proper calculation and display of financial data required for each applicable financial report (except for identified manual entries, which BNY Mellon will enter).
•	BNY Mellon will process, convert, and load security and general ledger data.
•	BNY Mellon will include data in financial reports provided from external parties to BNY Mellon which includes, but is not limited to: shareholder letters, “Management Discussion and Analysis” commentary, notes on performance, notes to financials, report of independent auditors, Portfolio management listing, service providers listing, and Portfolio spectrums.
•	BNY Mellon will perform document publishing, including the output of print-ready PDF files and EDGAR html files (such EDGAR html files will be limited to one per the applicable financial report and unless mutually agreed to in writing between BNY Mellon and the Fund, BNY Mellon will use the same layout for production data for every successive reporting period).
•	BNY Mellon will generate financial reports (using the capabilities of a financial printer or other vendor) which include the following:
o	front/back cover;
o	table of contents;
o	shareholder letter;
o	Management Discussion and Analysis commentary;
o	sector weighting graphs/tables;
o	disclosure of Portfolio expenses;
o	schedules of investments;
o	statement of net assets;
o	statements of assets and liabilities;
o	statements of operation;
o	statements of changes;
o	statements of cash flows;
o	financial highlights;
o	notes to financial statements;
o	report of independent registered public accounting firm;
o	tax information; and
o	additional Portfolio information as mutually agreed in writing between BNY Mellon and the Fund.
•	Unless mutually agreed in writing between BNY Mellon and the Fund, BNY Mellon will use the same layout and format for every successive reporting period for the typeset reports. At the request of the Fund and upon the mutual written agreement of BNY Mellon and the Fund as to the scope of any changes and additional compensation of BNY Mellon, BNY Mellon will, or will cause the financial printer or other applicable vendor to, change the format or layout of reports from time to time.
2.	For clarity, BNY Mellon will prepare each Portfolio’s schedule of investments, financial statements, financial highlights, and other detailed information for inclusion in Form N-CSR. The foregoing preparation of a schedule of investments, financial statements, financial highlights, and other detailed information requires typesetting services, and the typesetting services terms set forth in section 1(b) above apply to the typesetting services applicable to

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BNY Mellon’s preparation of the aforementioned schedule of investments, financial statements, financial highlights, and other detailed information.

3.	Miscellaneous.
a.	Capitalized terms used in this Amendment not otherwise defined herein shall have the meanings set forth in the Agreement.
b.	As hereby amended and supplemented, the Agreement shall remain in full force and effect. In the event of a conflict between the terms of this Amendment and the terms of the Agreement, the terms of this Amendment shall control with respect to the matters described herein.
c.	The parties expressly agree that this Amendment may be executed in one or more counterparts and expressly agree that such execution may occur by manual signature on a physically delivered copy of this Amendment, by a manual signature on a copy of this Amendment transmitted by facsimile transmission, by a manual signature on a copy of this Amendment transmitted as an imaged document attached to an email, or by “Electronic Signature”, which is hereby defined to mean inserting an image, representation, or symbol of a signature into an electronic copy of this Amendment by electronic, digital, or other technological methods. Each counterpart executed in accordance with the foregoing shall be deemed an original, with all such counterparts together constituting one and the same instrument. The exchange of executed counterparts of this Amendment or of executed signature pages to counterparts of this Amendment, in either case by facsimile transmission or as an imaged document attached to an email transmission, shall constitute effective execution and delivery of this Amendment and may be used for all purposes in lieu of a manually executed and physically delivered copy of this Amendment.
d.	If any provision or provisions of this Amendment shall be held to be invalid, unlawful, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired.

Each party hereto has caused this Amendment to be executed by its duly authorized representative indicated below. An authorized representative, if executing this Amendment by Electronic Signature, affirms authorization to execute this Amendment by Electronic Signature and that the Electronic Signature represents an intent to enter into this Amendment and an agreement with its terms.

Agreed:

IVY ASF II, LTD.

By: Macquarie Alternative Strategies, a series off Macquarie Investment Management Businesss Trust, solely in its capacity as investment adviser

By signing below Macquarie Alternative Strategies in its individual capacity covenants to BNYM tha Ivy ASF II, Ltd. has the power to authorize and direct, and has duly authorized and directed, Macquarie

Alternative Strategies to bind it to the terms of this Amendment

By:	/s/ Daniel Geatens
Name:	Daniel Geatens
Title:	Senior Vice President

The Bank of New York Mellon
By:	/s/ Michael Gronsky
Name:	Michael Gronsky
Title:	Senior Vice President

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IVY VIP ASF II, LTD.

By: Macquarie Alternative Strategies, a series of Macquarie Investment Management Business Trust, solely in its capacity as investment adviser

By signing below Macquarie Alternative Strategies in its individual capacity covenants to BNYM tha Ivy VIP ASF II, Ltd. has the power to authorize and direct, and has duly authorized and directed, Macquarie Alternative Strategies to bind it to the terms of this Amendment

By:	/s/ Daniel Geatens
Name:	Daniel Geatens
Title:	Senior Vice President

IVY ASF III (SBP), LLC

By: Macquarie Alternative Strategies, a series of Macquarie Investment Management Business Trust, solely in its capacity as investment adviser

By signing below Macquarie Alternative Strategies in its individual capacity covenants to BNYM tha Ivy ASF III (SBP), LLC has the power to authorize and direct, and has duly authorized and directed, Macquarie Alternative Strategies to bind it to the terms of this Amendment

By:	/s/ Daniel Geatens
Name:	Daniel Geatens
Title:	Senior Vice President

IVY VIP ASF III (SBP), LLC

By: Macquarie Alternative Strategies, a series of Macquarie Investment Management Business Trust, solely in its capacity as investment adviser

By signing below Macquarie Alternative Strategies in its individual capacity covenants to BNYM tha Ivy VIP ASF III (SBP), LLC has the power to authorize and direct, and has duly authorized and directed, Macquarie Alternative Strategies to bind it to the terms of this Amendment

By:	/s/ Daniel Geatens
Name:	Daniel Geatens
Title:	Senior Vice President

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IVY WGA III (SBP), LLC

By: Macquarie Alternative Strategies, a series of Macquarie Investment Management Business Trust, solely in its capacity as investment adviser

By signing below Macquarie Alternative Strategies in its individual capacity covenants to BNYM tha Ivy WGA III (SBP), LLC has the power to authorize and direct, and has duly authorized and directed, Macquarie Alternative Strategies to bind it to the terms of this Amendment

By:	/s/ Daniel Geatens
Name:	Daniel Geatens
Title:	Senior Vice President

IVY EME, LTD.

By: Macquarie Alternative Strategies, a series of Macquarie Investment Management Business Trust, solely in its capacity as investment adviser

By signing below Macquarie Alternative Strategies in its individual capacity covenants to BNYM tha Ivy EME, Ltd. has the power to authorize and direct, and has duly authorized and directed, Macquarie Alternative Strategies to bind it to the terms of this Amendment

By:	/s/ Daniel Geatens
Name:	Daniel Geatens
Title:	Senior Vice President

DELAWARE GROUP CASH RESERVE

DELAWARE GROUP EQUITY FUNDS I

DELAWARE GROUP EQUITY FUNDS II

DELAWARE GROUP EQUITY FUNDS IV

DELAWARE GROUP EQUITY FUNDS V

DELAWARE GROUP FOUNDATION FUNDS,

DELAWARE GROUP INCOME FUNDS

DELAWARE GROUP STATE TAX-FREE INCOME TRUST

DELAWARE GROUP TAX-FREE FUND

DELAWARE GROUP GLOBAL & INTERNATIONAL FUNDS

VOYAGEUR INSURED FUNDS

VOYAGEUR INTERMEDIATE TAX FREE FUNDS

VOYAGEUR MUTUAL FUNDS

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VOYAGEUR MUTUAL FUNDS II

DELAWARE GROUP GOVERNMENT FUND,

DELAWARE GROUP LIMITED-TERM GOVERNMENT FUNDS

DELAWARE POOLED TRUST

VOYAGEUR MUTUAL FUNDS III

VOYAGEUR TAX FREE FUNDS

DELAWARE VIP TRUST

IVY FUNDS

IVY VARIABLE INSURANCE PORTFOLIOS,

By:	/s/ Daniel Geatens
Name:	Daniel Geatens
Title:	Senior Vice President